PRELIMINARY COPY




                                XCL LTD.



DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of XCL Ltd. to be held at 10:00 a.m., Eastern
Daylight Savings Time, on Wednesday, June 14, 1995, in the
Stuyvesant Room of the New York Marriott East-Side Hotel, located at 525 Lexington Avenue, New York, New York 10017.

     The attached materials include the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains information concerning the meeting, the nominees for election as members of the Board of Directors, and other relevant matters.

     Management will report on the Company's activities during the last fiscal year and future plans and prospects of the Company, and shareholders will have an opportunity to ask questions about its operations and prospects.

     Shareholder interest in the affairs of the Company is welcomed and encouraged, and it is requested that you please complete, sign, date, and promptly return your proxy in the enclosed envelope. Such action will not limit your right to vote in person if you attend the meeting in person, but will assure your representation if you cannot attend.

                              Sincerely,



                              MARSDEN W. MILLER, JR.
                              Chairman of the Board
                              and Chief Executive Officer

May __, 1995


                             XCL LTD.
                    (a Delaware corporation)

                      110 Rue Jean Lafitte
                  Lafayette, Louisiana  70508


                          NOTICE OF
                ANNUAL MEETING OF SHAREHOLDERS

                 To Be Held On June 14, 1995

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Meeting") of XCL Ltd. (the "Company") will be held in the Stuyvesant Room of the New York Marriott East-Side Hotel, located at 525 Lexington Avenue, New York, New York, on Wednesday, June 14, 1995 at 10:00 a.m., Eastern Daylight Savings Time, to consider and take action on the following matters:

     1. The election of three Class II directors for three-year terms, each to hold office until the 1998 Annual
          Meeting of Shareholders or until a successor shall have been elected and shall have qualified;

     2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common
          Stock, par value $.01 per share, from 325,000,000 shares to 350,000,000 shares; and

     3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 28, 1995 are entitled to notice of and to vote at the Meeting.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

                              BY ORDER OF THE BOARD OF DIRECTORS,




                              DAVID A. MELMAN
                                 Secretary
May __, 1995

     This document is important and requires your immediate attention. If you are in any doubt as to the action you should take, you should consult your stockbroker, bank manager, solicitor, accountant or other professional advisor immediately.

     If you have sold all of your shares of XCL Ltd. after April 28, 1995, the record date of the Meeting, you should hand this document and accompanying form of proxy to the purchaser or to the agent through whom the sale was effected for transmission to the purchaser.

                           XCL LTD.
  (Incorporated with limited liability in the United States of America under the laws of the State of Delaware)

                          May __, 1995



Directors:                           Principal Executive Office:

M.W. Miller, Jr.* (Chairman          110 Rue Jean Lafitte
 and Chief Executive Officer)        Lafayette, Louisiana 70508
J.T. Chandler*                       USA
D.A. Melman*
E. McIlhenny, Jr.*
F. Hofheinz*
A.W. Hummel, Jr.*
M. Palliser
F.J. Reinhardt, Jr.*

* U.S. Citizen

                        PROXY STATEMENT
                              FOR
                ANNUAL MEETING OF SHAREHOLDERS


Solicitation and Voting of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of XCL Ltd. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held in the Stuyvesant Room of the New York Marriott East-Side Hotel, located at 525 Lexington Avenue, New York, New York, on Wednesday, June 14, 1995, at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed form of proxies are first being sent or given to shareholders of record is May __, 1995.

     The Board of Directors of the Company has fixed the close of business on April 28, 1995 as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Meeting. On April 28, 1995, there were outstanding [_________________] shares of common stock, $.01 par value ("Common Stock"), the holders of which will be entitled to one vote per share on each matter submitted to a vote at the Meeting, and 50,000 shares of Series B, Cumulative Preferred Stock, $1.00 par value ("Series B Preferred Stock"), the holders of which will be entitled to fifty (50) votes per share on each matter submitted to a vote at the Meeting. The presence, in person or by proxy, of the holders of issued and outstanding shares of capital stock entitled to cast an aggregate of [____________] votes at the Meeting will constitute a quorum for the transaction of business.

     Proxies in the accompanying forms which are properly completed, signed, dated and returned to the Company and not revoked will be voted in accordance with instructions contained therein. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. Accordingly, proxies will be voted "FOR" the election of the nominees for Class II directors and Proposal 2 set forth in the accompanying forms of proxy.

     Shareholders have three choices as to their vote on Proposal 2 to be voted upon at the Meeting in addition to the election of directors. Shareholders may vote "FOR" such Proposal or vote "AGAINST" such Proposal or "ABSTAIN" from voting by checking the appropriate box. Abstentions on Proposal[s 2] will have the effect of a negative vote since the amendment of the Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock and Series B Preferred Stock voting as a single class. Abstentions and broker non-votes (matters of a non-routine nature as to which brokers holding shares in street name have received no instructions from their clients and, accordingly, do not vote) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The Board of Directors hopes that shareholders will exercise their right to vote rather than abstaining from voting. It is necessary that proxies be completed, signed, dated and returned for all such shares to be voted at the Meeting.

     Each shareholder who executes the enclosed proxy may revoke it at any time prior to its being exercised by delivering written notice to the Secretary of the Company. Mere attendance at the Meeting will not revoke the proxy, but a shareholder present at the Meeting, upon notice to the Secretary, may revoke such proxy and vote in person.

Expenses of Solicitation

     The cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. The solicitations will be made in person and by mail. The Company will supply brokers or persons holding shares of record in their names or in the names of their nominees for other persons, as beneficial owners, with such additional copies of proxies and Proxy Statements as may reasonably be requested in order for such record holders to send one copy to each beneficial owner, and will, upon request of such record holders, reimburse them for their reasonable expenses in mailing such materials.

     The Company has retained the services of Chemical Bank to solicit proxies on behalf of the Company. Services to be performed under the agreement will include consultation with respect to planning and organizing the Meeting, search and distribution of materials, and solicitation of proxies from brokers, banks, nominees and other institutional holders. The fee for this solicitation service is [$4,500] and will be paid by the Company, as well as reimbursement of out-of-pocket expenses.

     Further, certain directors, officers and employees of the Company and its financial advisors, not especially employed for this purpose, may solicit proxies, without additional remuneration therefor, by mail, telephone, telegraph; facsimile or personal interview.

Security Ownership of Management

     The following table sets forth information concerning the shares of the Company's Common Stock owned beneficially by each director and nominee for director of the Company and all directors and officers as a group as of March 30, 1995. As of that date there were 237,420,181 shares of Common Stock issued and outstanding. The mailing address for all such individuals is XCL Ltd., 110 Rue Jean Lafitte, Lafayette, Louisiana 70508.

                                         Common Stock (1)
                               -------------------------------
                                     Number           Percent
Name of Beneficial Owner            of Shares         of Class
- -------------------------      --------------------   --------
Marsden W. Miller, Jr.         10,922,617 (2)(3)(4)     4.47
John T. Chandler                2,860,614 (2)(3)(4)     1.19
David A. Melman                 1,921,075 (3)(4)        0.80
Edmund McIlhenny, Jr.             537,205 (3)(5)        0.21
Fred Hofheinz                     100,000 (3)           0.04
Arthur W. Hummel, Jr.              66,666 (3)           0.03
Sir Michael Palliser               66,666 (3)           0.03
Francis J. Reinhardt, Jr.         618,683 (3)(6)        0.26
All directors and officers of
the Company as a group
(14 persons)                   21,479,108 (2)(3)(4)     8.46

(1) This table includes shares of Common Stock issuable upon conversion of the shares of Series A, Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). Each share of Series A Preferred Stock is convertible into approximately 21 shares of Common Stock, subject to adjustment. The Series A Preferred Stock is not entitled to any voting privileges, except in certain limited circumstances.

(2) Includes 200,000 shares which are subject to an option granted under agreement dated October 1, 1985 in favor of John T. Chandler. Such shares are also included in Mr. Chandler's holding inasmuch as the option is presently exercisable. For purposes of the total holdings of the group, the shares are included solely in Mr. Miller's share holdings.

(3) Includes shares of Common Stock which may be acquired pursuant to options which are exercisable within 60 days.

(4) Includes shares of Common Stock which may be acquired pursuant to stock purchase warrants exercisable within 60 days.

 (5) Includes 82,898 shares of Common Stock owned by Mrs. Kathy
     M. McIlhenny, wife of Edmund McIlhenny, Jr. Mr. McIlhenny disclaims beneficial ownership of such shares.

 (6) Includes a presently exercisable warrant to acquire 14,286 shares; and includes 100,000 shares of Common Stock owned by Carl H. Pforzheimer & Co. of which Mr. Reinhardt is a general partner and 200,000 shares owned by Petroleum and Trading Corporation of which Mr. Reinhardt is an officer and director. Mr. Reinhardt disclaims beneficial ownership of the shares owned by Petroleum and Trading Corporation.

Security Ownership of Certain Beneficial Owners

     The following table sets forth as of March 30, 1995, the individuals or entities known to the Company to own more than 3 percent of the Company's outstanding shares of voting securities. As of that date there were 237,420,181 shares of Common Stock issued and outstanding. Except as otherwise indicated, all shares are owned both of record and beneficially.

                                                                 Series B
                                       Common Stock <F1>     Preferred Stock<F2>
                                  -----------------------   --------------------
Name and Address                   Number of     Percent    Number of   Percent
of Beneficial Owner                  Shares      of Class    Shares     of Class
- ----------------------            ------------   --------   ---------   --------
China Investment &
 Development Co., Ltd.
16th Floor, No. 563
Chung Hsiao E. Road,Sec. 4
Taipei, Taiwan                     3,325,000<F3>    1.38      50,000       100

Clydesdale Bank
 Nominees Limited
30 St. Vincent Place
Glasgow G1 2HL
Scotland                          13,757,431        5.79         --         --

Cumberland Associates
1114 Avenue of
 the Americas
New York, NY 10036                 9,160,344<F4>    3.81         --         --

Fidelity International Limited
Pembroke Hall
42 Crow Lane
Pembroke Bermuda                  15,949,575<F5>    6.72          --        --

Kayne Anderson Investment
 Management, Inc.
1800 Avenue of the Stars
Suite 1425
Los Angeles, CA  90067            12,110,330<F6>    4.99          --        --

Marsden W. Miller, Jr.
110 Rue Jean Lafitte
Lafayette, LA 70508               10,922,617<F7>    4.47          --        --

MSS Nominees Limited
Midland Bank Plc
Suffolk House
5 Laurence Pountney Hill
London EC4R 0EU
United Kingdom                     8,250,776<F8>    3.45           --       --

Royal Bank of Scotland
 Edinburgh Nominees Limited
31 St. Andrews Square
Edinburgh EH2 2PS
Scotland                          10,935,788<F9>    4.59           --       --

<F1>
     This table includes shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into approximately 21 shares of Common Stock, subject to adjustment. The Series A Preferred Stock is not entitled to any voting privileges, except in certain limited circumstances.

<F2>
     Each share of Series B Preferred Stock is entitled to 50 votes per share.

<F3>
     Includes 3,325,000 shares of Common Stock which are issuable upon exercise of outstanding Class B Warrants.

<F4>
     Includes 2,534,511 shares issuable upon conversion of Series
     A Preferred Stock and 533,333 shares issuable upon exercise of stock purchase warrants exercisable within 60 days.

<F5>
     Pursuant to Schedule 13D dated January 20, 1995. Fidelity International Limited is an investment adviser providing advisory and management services to a number of non-U.S. investment companies or instrument trusts and certain institutional investors.

<F6>
     Includes 2,605,953 shares issuable upon conversion of Series A Preferred Stock and 2,647,632 shares issuable upon exercise of stock purchase warrants exercisable within 60 days. These shares are held by four limited partnerships, of which Kayne Anderson Investment Management is General Partner.

<F7>
     Includes 200,000 shares which are subject to an option granted under agreement dated October 1, 1985 in favor of John T. Chandler. Includes 4,483,333 shares issuable upon exercise of options and 2,385,000 shares issuable upon exercise of stock purchase warrants exercisable within 60 days.

<F8>
     Includes 1,614,850 shares issuable upon conversion of Series
     A Preferred Stock.

<F9>
     Includes 972,636 shares of Common Stock which are issuable upon conversion of Series A Preferred Stock.

                PROPOSAL 1 - ELECTION OF DIRECTORS

Board of Directors and Committees

     Under the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of shareholders and to hold office until the end of their term or until their successors have been elected and qualified. The current Class II directors, whose terms of office expire at the 1995 annual meeting of shareholders are Messrs. Marsden W. Miller, Jr., Edmund McIlhenny, Jr. and Francis J. Reinhardt, Jr.; the current Class III directors are Messrs. John T. Chandler and Fred Hofheinz; and the current Class I directors are Messrs. David A. Melman, Sir Michael Palliser and Arthur W. Hummel, Jr.

     The Board held six meetings in 1994. The average attendance by directors at these meetings was 96 percent, and all directors attended 99 percent of the Board and Committee meetings they were scheduled to attend.

     Under Delaware law and the Bylaws, incumbent directors have the power to fill any vacancies on the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. Any director elected by the Board to fill a vacancy would hold office for the unexpired term of the director whose place has been filled; except that a director elected to fill a newly created directorship resulting from an increase in the number of directors, whether elected by the Board or shareholders, would hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred or until his successor is elected and qualified. If the size of the Board is increased, the additional directors would be apportioned among the three classes to make all classes as nearly equal as possible.

     Pursuant to the terms of an agreement dated April 17, 1992 between the Company and China Investment & Development Co., Ltd. ("CIDC"), the Company granted to CIDC the right to appoint a nonvoting observer to the Company's Board of Directors so long as CIDC owns at least 16,667 shares of Series B Preferred Stock or their equivalent in Common Stock on an as converted basis. To date CIDC has not exercised this right.

     There are no arrangements or understandings with any directors pursuant to which he has been elected a director nor are there any family relationships among any directors or executive officers.

     The Company has an Executive Committee, whose present members include Messrs. Miller, Chandler and Melman. The Committee met seven times during 1994 and, subject to certain statutory limitations on its authority, has all of the powers of the Board of Directors while the Board is not in session, except the power to declare dividends, make and alter Bylaws, fill vacancies on the Board or the Executive Committee, or change the membership of the Executive Committee. The Company also has a Compensation Committee whose present members are Messrs. Hofheinz, Hummel and Palliser. The Compensation Committee met once in 1994. It is charged with the responsibility of administering and interpreting the Company's stock option plans; it also recommends to the Board the compensation of employee-directors, approves the compensation of other executives and recommends policies dealing with compensation and personnel engagements. The Company also has an Audit Committee whose present members are Messrs. Hofheinz Hummel and Palliser. The Audit Committee met [once] in 1994. It reviews with the independent auditors the general scope of audit coverage. Such review includes consideration of the Company's accounting practices, procedures and system of internal accounting controls. The Audit Committee also recommends to the Board the appointment of the Company's independent auditors engaged by the Company.
The Company has no standing nominating committee, the functions customarily attributable to such committee being performed by the Board of Directors as a whole.

Nominees for Directors and Recommendation of the Board

     Messrs. Marsden W. Miller, Jr., Edmund McIlhenny, Jr., and Francis J. Reinhardt, Jr. have been nominated by the Board for election as Class II directors, to hold office for three-year terms expiring at the 1998 annual meeting of shareholders, or in all cases until their successors are elected and qualified. Unless authority to vote for election of directors (or for one or all nominees) shall have been withheld in the manner provided in the accompanying proxies, the votes represented by such proxies will be cast for the election of the nominees set forth herein, or for one or more substitute nominees recommended by the Board of Directors in the event that, by reason of contingencies not presently known to the Board of Directors, one or all nominees should become unavailable for election. The affirmative vote of a plurality of the votes cast at the Meeting by shareholders present in person or by proxy, a quorum being present, is required for the election of such directors. The Board of Directors recommends that shareholders vote FOR the nominees for election as Class II directors.

Biographical Information

     Set forth below is a brief biographical summary of the nominees for election as directors, each of whom presently serves as a director.

     MARSDEN W. MILLER, JR., fifty-three years old, is the Chairman and Chief Executive Officer of the Company, as well as a director, and has held the positions of Chief Executive Officer and director since its incorporation. Prior to 1981, from 1964, Mr. Miller engaged in the oil business as an independent, was an officer in various oil companies, principally Westrans Industries, Inc. from 1970 to 1973, Meridian Minerals, Inc. from 1973 to 1976, and Miller Coal Services, Inc. and its subsidiaries from 1979 to 1981, and practiced law.

     EDMUND McILHENNY, JR., forty-nine years old and a director since 1990, joined the Company full-time in August 1991 as President of XCL Land, Ltd., a wholly owned subsidiary of the Company. From 1972 to 1974, he was involved in the practice of law in New Orleans, Louisiana. From 1975, Mr. McIlhenny held various administrative positions with E. McIlhenny's Son Corporation, and subsidiaries, involved primarily in the manufacture of TABASCO (registred trademark), including Vice President, Secretary and a director, as well as a member of its Executive Committee. From 1984 to the present, he has been a director, member of the Executive Committee and Land Management Committee, and in 1988 was elected Vice President and Secretary, of Vermilion Corporation, a land holding company located in Abbeville, Louisiana. Mr. McIlhenny is a graduate of the University of North Carolina at Chapel Hill with a B.A. degree and the Tulane University School of Law with a J.D. degree.

     FRANCIS J. REINHARDT, JR., sixty-five years old and a director since 1992, is a partner in the New York investment banking firm of Carl H. Pforzheimer & Co. Mr. Reinhardt has been a partner in the firm for 29 years and has held various positions, specializing in independent oil and gas securities, mergers and acquisitions, placements participation and institutional sales since 1956. Mr. Reinhardt holds a B.S. degree from Seton Hall University and received his M.B.A. from New York University. Mr. Reinhardt is a member of the New York Society of Security Analysts, is a member of and has previously served as president of the Oil Analysts Group of New York, is a member and past president of the National Association of Petroleum Investment Analysts and is a member of the Petroleum Exploration Society of New York. Mr. Reinhardt also serves as a director of Mallon Resources Corporation, a NASDAQ traded petroleum and mining company, as well as a director of several privately held companies.

     The following pages contain biographical information concerning the directors whose terms of office will expire after the Meeting.

     JOHN T. CHANDLER, sixty-two years old, is President of the Company and Chairman and Chief Executive Officer of XCL-China Ltd., a wholly owned subsidiary of the Company responsible for the Company's operations in The People's Republic of China. He joined the Company in June 1982, becoming a director in May 1983. From 1976 until he joined the Company, he was the Managing Partner of the Oil and Gas Group of GSA Equity, Inc., New York and director of Executive Monetary Management, Inc., the parent company of GSA Equity, Inc. From 1972 to 1976, he was director and Vice President of Exploration and Production of Westrans Petroleum, Inc. and a director of a number of its subsidiaries. During 1971 and 1972, he was a petroleum consultant and manager of the oil department of Den Norske Creditbank in Oslo, Norway. Mr. Chandler was Vice President and Manager of the Petroleum Department of the Deposit Guaranty National Bank in Jackson, Mississippi from 1969 to August 1971 and, from 1967 to February 1969, was a petroleum engineer first for First National City Bank and then The Bank of New York. From March 1963 to July 1967, he was employed by Ashland Oil and Refining Company as a petroleum engineer. From 1959 to 1963, he held the same position with United Producing Company, Inc., which was acquired by Ashland Oil.

     Mr. Chandler graduated from the Colorado School of Mines with a Professional degree in petroleum engineering and is a Registered Professional Engineer in the States of Colorado and Texas, a member of the Society of Petroleum Evaluation Engineers and a member of AIME.

     DAVID A. MELMAN, fifty-two years old, is Executive Vice President, General Counsel and Secretary of the Company and, since September 14, 1987, a director of the Company. Prior to joining the Company in December of 1983, he held senior management positions with an oil and gas venture capital partnership sponsored by Citibank N.A. (since May 1981) and with Energy Assets International Corporation from September 1978 to May 1981. His professional experience includes the practice of law with Burke & Burke (1969-1971) and of accountancy with Coopers & Lybrand (1968-1969). He is a member of the New York State Bar and is a director of Sheffield Exploration Company, Inc., an American Stock Exchange listed company, and Terrenex Ventures, Inc., an Alberta Stock Exchange listed company. Mr. Melman holds a B.S. degree in economics and J.D. and LL.M (taxation) law degrees.

     SIR MICHAEL PALLISER, seventy-two years old and a director since April 1994, is Vice Chairman of Samuel Montagu & Co. Limited, the merchant bank which was owned by Midland Bank, of which he was Deputy Chairman from 1987 to 1991, and which is now part of the Hong Kong & Shanghai Banking Corporation. He was Chairman of Samuel Montagu from 1984 to 1993. In 1947, he joined the British Diplomatic Service and served in a variety of overseas and Foreign Office posts before becoming head of the Planning Staff in 1964-1966, Private Secretary to the Prime Minister, 1966-1969, Minister in the British Embassy in Paris, 1969-1971, and the British Ambassador and Permanent Representative to the European Communities in Brussels from 1971-1975. He was, from 1975 until his retirement in 1982, Permanent Under-Secretary of State in the Foreign and Commonwealth Office, and Head of the Diplomatic Service. From April to July 1982, he was a special adviser to the Prime Minister in the Cabinet Office during the Falklands War. He was appointed a Member of the Privy Council in 1983. He is President of the China-Britain Trade Group, Deputy Chairman of British Invisibles, a director the UK-Japan 2000 Group, a member of the Trilateral Commission, a director of the Royal National Theatre, and Chairman of the Major Projects Association, designed to assist in and for the handling of major industrial projects. He is a former Director of BAT Industries, Bookers, Eagle Star, Shell and United Biscuits.

     Sir Michael Palliser was educated at Wellington College and
Merton College, Oxford.  He saw wartime service in the British
Army with the Coldstream Guards.

     ARTHUR W. HUMMEL, JR., seventy-four years old and a director since April 1994, has been active in consulting with firms doing business in East Asia, and participating in academic and scholarly conferences in the U.S. and in the East Asia region since his retirement, after thirty five years of service, from the State Department in 1985. He is a member and trustee of many academic, business, and philanthropic organizations involved in international affairs.

     Mr. Hummel was born in China. After education in the U.S. he returned to China prior to Pearl Harbor. After internment by the Japanese he escaped and fought with Chinese guerrillas behind the Japanese lines in north China until the end of the war.

     He obtained an M.A. (Phi Beta Kappa) in Chinese studies from the University of Chicago in 1949, and joined the State Department in 1950. His early foreign assignments include Hong Kong, Japan and Burma. He was Deputy Director of the Voice of America in 1961-1963; he was Deputy Chief of Mission of the American Embassy in Taiwan, 1965-1968; Ambassador to Burma, 1968-1970; Ambassador to Ethiopia, 1975-1976; Ambassador to Pakistan, 1977-1981: and Ambassador to The Peoples Republic of China, 1981-1985. He was Assistant Secretary of State for East Asia 1976-1977. He has received numerous professional awards from within and outside the government.

     FRED HOFHEINZ, fifty-seven years old and a director since 1991 is an attorney at law in Houston, Texas. From 1986 to 1987, he served as President of Energy Assets International Corporation, a fund management company, now a subsidiary of Torch Energy Advisors, then served as a consultant to Torch Energy Advisors until 1989. Mr. Hofheinz also served as the Mayor of Houston, Texas, from 1974 to 1978. He, along with his family, developed the Astrodome in Houston, and owned the Houston Astros baseball team until 1974. He is currently a director of Viewpoint Hospital Administrators, Inc. and Carpatsky Petroleum Company.

Compliance with Section 16(a) Filing Requirements

     To the Company's knowledge, there were no instances of failure to file reports with respect to reportable transactions during the year ended December 31, 1994, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended. All reporting persons who are officers or directors of the Company have provided the Company with written representations that no Form 5 filing was required in that all reportable transactions were timely filed on the appropriate forms.


Executive Compensation

     The following table sets forth information regarding the total compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company at the end of 1994, as well as the total compensation paid to each such individual for the Company's two previous fiscal years.
Each of the named individuals has held his/her respective office throughout the entire fiscal year.

                               Summary Compensation Table

                                                             Long Term Compensation
                                                        -------------------------------------
                             Annual Compensation               Awards             Payouts
                       -------------------------------  -------------------- ----------------
         <F1>                          <F2>     <F3>       <F4>      <F5>     <F6>
                                               Other    Restricted
      Name and                                 Annual     Stock     Options/ LTSIP  All Other
      Principal               Salary   Bonus  Compen-     Awards      SARs   Payout  Compen-
      Position          Year    ($)     ($)   sation($)    ($)        (#)      ($)  sation($)

Marsden W. Miller, Jr.  1994   150,000   --      --         --     1,625,000     --     --
 Chairman and                                                      1,875,000
 Chief Executive                                                     525,000
 Officer                1993   168,750   --      --         --         --        --     --      --
                        1992   175,000   --    546,000      --       400,000     --     --

John T. Chandler <F7>   1994   150,000   --      --         --       470,000     --     --
 President; Chairman                                               1,025,000
 and Chief Executive                                                 100,000
 Officer of             1993   168,750   --      --         --         --        --     --
 XCL-China Ltd.         1992   175,000   --      --         --        60,000     --     --

David A. Melman         1994   150,000   --      --         --       470,000     --     --
 Executive Vice                                                    1,025,000
 President, General                                                  100,000
 Counsel and Secretary  1993   168,750   --      --         --         --        --     --
                        1992   175,000   --      --         --        60,000     --     --

R. Thomas Fetters, Jr.<F7>
  Vice President-       1994   135,000   --      --         --       163,500     --     --
  Exploration; President                                             875,000
  of XCL-China Ltd.                                                   65,500
                        1993   152,250   --      --         --         --        --     --
                        1992   158,000   --      --         --        34,000     --     --

Pamela G. Shanks <F8>   1994   128,600   --      --         --         --        --     --
 Vice President-                                                     500,000
 Finance, Chief                                                       21,400
 Financial Officer      1993   144,050   --      --         --         --        --     --
 and Treasurer          1992    34,586   --      --         --       360,000     --     --

<F1>
     Prior to April 1, 1994, each executive was employed under an agreement with the Company which provided that if his/her employment was terminated prior to the agreement's termination under certain circumstances he/she would receive compensation for thirty months. Such employment agreements were surrendered, effective April 1, 1994, in exchange for stock purchase warrants (see "Employment Agreements" below).
<F2>
     Annual bonus amounts earned under the Management Incentive Plan are accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year (see "Management Incentive Plan" below). Effective March 30, 1994, the Management Incentive Plan was terminated.
<F3>
     Excludes the cost to the Company of other compensation that, with respect to any above named individual, does not exceed the lesser of $50,000 or 10 percent of such individual's salary and bonus. Mr. Miller was reimbursed certain legal costs incurred in defending proceedings pursuant to the terms of an indemnification agreement approved by shareholders on December 4, 1987.
<F4>
     Although the Company's Long Term Stock Incentive Plan permits grants of restricted stock and stock appreciation rights, no grants of those incentive awards have been made.
<F5>
     The first amount represents awards of stock options granted under the Company's Long Term Stock Incentive Plan. The second amount represents the number of five-year stock purchase warrants, received upon surrender of an employment agreement with the Company, determined based upon a formula whereby each of the individuals were to be offered a warrant, based upon the length of time of employment with the Company, for a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his or her agreement (based upon the product of his or her highest monthly base salary and the number of months remaining under his or her contract), at an exercise price of $1.25 per share. The third number represents five-year stock purchase warrants, received for each dollar of salary reduction for the fifteen-month period commencing January 1, 1993 through March 31, 1994, determined based on the same formula and at the same exercise price used in the granting of warrants upon surrender of the employment agreements. (See "Employment Agreements" below.)
<F6>
     No payments have been made in respect of the Company's Shareholder Value Performance Plan. The measurement period for compensation under such plan ended on December 31, 1993, and the Plan was terminated pursuant to its terms.
<F7>
     XCL-China Ltd. is a wholly owned subsidiary of the Company which manages the Company's operations in the People's Republic of China.
<F8>
     Ms. Shanks commenced employment on October 8, 1992. As part of her employment package she was awarded 360,000 options.

Stock Options

     The Company currently maintains seven stock option plans which were adopted by shareholders at various times commencing in 1985. All of the plans are administered by the Compensation Committee and provide for the granting of options to purchase shares of Common Stock to key employees and directors of the Company, and certain other persons who are not employees of the Company but who from time to time provide substantial advice or other assistance or services to the Company.

     The most recent stock option plan was adopted on June 2, 1992, by shareholders who approved the Long Term Stock Incentive Plan ("LTSIP"). The LTSIP was adopted with the view of conforming the Company's plans to certain regulatory changes adopted by the SEC and affording holders of previously granted options the opportunity to exchange their options for equivalent options under the LTSIP.

     The LTSIP authorizes the Compensation Committee to grant stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), options which do not qualify under such tax provision ("NSOs"), "ROs" (i.e., the granting of additional options, where an employee exercises an option with previously owned stock, covering the number of shares tendered as part of the exercise price), "RSAs" (i.e., stock awarded to an employee that is subject to forfeiture in the event of a premature termination of employment, failure of the Company to meet certain performance objectives or other conditions), "PUs" (i.e., share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the Compensation Committee) and "tax withholding" (i.e., where the employee has the option of having the Company withhold shares on exercise of an award to satisfy tax withholding requirements).

     The LTSIP also formally incorporates resolutions previously adopted by the Board regarding one-time grants of NSOs covering
100,000 shares to each new non-employee director upon his taking office.

     The Compensation Committee develops administration guidelines from time to time which define specific eligibility criteria, the types of awards to be employed, and the value of such awards. Specific terms of each award, including minimum performance criteria which must be met to receive payment, are provided in individual award agreements granted each award recipient. Key employees and other individuals who the Committee deems may provide a valuable contribution to the success of the Company and its affiliates will be eligible to participate under the Plan. Award agreements generally contain change-in-control provisions.

     Under the LTSIP, the Compensation Committee determines the option price of all NSOs and ISOs; provided, however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date of grant. Such "fair market value" is the average of the high and low prices of a share of Common Stock traded on the relevant date, as reported on the American Stock Exchange, or other national securities exchange or an automated quotation system.

     On July 1, 1994, the shareholders approved amendments to the LTSIP to increase the number of shares reserved for issuance under the Plan by an additional 1,500,000 shares to an aggregate of 16.5 million and corresponding amendment to the Plan increasing the limitation on the total number of shares subject to options that can be granted to directors to 13,200,000 of which 3,300,000 shares may be granted to non-employee directors. At the same time, shareholders ratified the conditional grant of options to acquire 3,076,500 shares, made by the Board of Directors on March 30, 1994, to various executive officers and directors. In 1994, additional options totaling 1,820,183 were awarded to non-executive officers, employees and consultants of the Company.

     The closing price of the Company's Common Stock on the American Stock Exchange on April 11, 1995 was $.8125 per share.

     The following tables set forth, for those persons named in the "Summary Compensation Table" information on stock options granted during 1994 and all stock options outstanding as of December 31, 1994.

                 Option/SAR Grants in Last Fiscal Year

                                                                     Potential Realizable Value
                                                                          at Assumed Annual Rates
                                                                     of Stock Price Appreciation
                   Individual Grants                                      for Option Term <F4>

       (a)                 (b)        (c)         (d)        (e)               (f)     (g)
                                   % of Total
                                     Options/
                                       SARs
                                     Granted to
                          Options/   Employees  Exercise or
                            SARs     in Fiscal  Base Price  Expiration
        Name             Granted(#)   Year<F3>   ($/Share)     Date     0%($)     5%($)     10%($)
- ----------------------  ------------- --------   ---------   --------  -------  ---------  ---------
Marsden W. Miller, Jr.  1,625,000<F1>   33%         1.25     03/29/04  203.125  1,608,311  3,764,143
                        2,400,000<F2>               1.25     03/31/99  300,000  1,211,729  2,314,683
John T. Chandler          470,000<F1>   13%         1.25     03/29/04   58,750    465,173  1,088,706
                        1,125,000<F2>               1.25     03/31/99  140,625    567,998  1,085,008
David A. Melman           470,000<F1>   13%         1.25     03/29/04   58,750    465,173  1,088,706
                        1,125,000<F2>               1.25     03/31/99  140,625    567,998  1,085,008
R. Thomas Fetters, Jr.    163,500<F1>    9%         1.25     03/29/04   20,438    161,821    378,731
                          940,500<F2>               1.25     03/31/99  117,925    474,846    907,066
Pamela G. Shanks                -<F1>    4%          -          -         -         -          -
                          521,400<F2>               1.25     03/31/99   65,175    263,248    502,865
__________________

<F1>
     Represents options granted under the Company's Long Term Stock Incentive Plan during 1994.
<F2>
     Represents the aggregate number of five-year stock purchase warrants, received (a) upon surrender of an employment agreement with the Company, determined based upon a formula whereby each of the individuals were to be offered a warrant, based upon the length of time of employment with the Company, for a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his or her agreement (based upon the product of his or her highest monthly base salary and the number of months remaining under his or her contract) at an exercise price of $1.25 per share, and (b) for each dollar of salary reduction for the fifteen-month period commencing January 1, 1993 through March 31, 1994, determined based on the same formula and at the same exercise price used in the granting of warrants upon surrender of the employment agreements. (See "Employment Agreements" below.)
<F3>
     Represents the percentage of all options and warrants granted to employees in the fiscal year.
<F4>
     The options and warrants, while originally granted on March 31, 1994, became effective on July 1, 1994, with the approval by shareholders of an increase in the authorized capital of the Company. Accordingly, the market price of the Common Stock on July 1, 1994 of $1.375 was used in calculating the above potential realizable values. On March 31, 1994, the market price of the Common Stock was $1.125.


                  Aggregated Option/SAR Exercises In Last Fiscal Year
                        and Fiscal Year-End Option/SAR Values

         (a)              (b)        (c)             (d)                        (e)
                                              Number of Securities      Value of Unexercised
                         Shares              Underlying Unexercised        in-the-Money
                        Acquired                  Options/SARs             Options/SARs
                           on       Value      Fiscal Year-End (#)      Fiscal Year-End($)<F3>
                        Exercise  Realized  ------------------------- -------------------------
        Name              (#)        ($)    Exercisable Unexercisable Exercisable Unexercisable
- ----------------------  --------  -------- ------------ ------------- ----------- -------------
Marsden W. Miller, Jr.     -          -    3,941,666<F1>  1,083,334        -            -
                           -          -    2,400,000<F2>     -             -            -
John T. Chandler           -          -      696,666<F1>    433,334        -            -
                           -          -    1,125,000<F2>     -             -            -
David A. Melman            -          -      696,666<F1>    433,334        -            -
                           -          -    1,125,000<F2>     -             -            -
R. Thomas Fetters, Jr.     -          -      448,500<F1>    109,000        -            -
                           -          -      940,500<F2>     -             -            -
Pamela G. Shanks           -          -      360,000<F1>     -             -            -
                           -          -      521,400<F2>     -             -            -
___________

<F1>
     Represents options exercisable under the Company's Long Term Stock Incentive Plan at December 31, 1994.
<F2>
     Represents the aggregate number of five-year stock purchase warrants, received (a) upon surrender of an employment agreement with the Company, determined based upon a formula whereby each of the individuals were to be offered a warrant, based upon the length of time of employment the Company, for a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his or her agreement (based upon the product of his or her highest monthly base salary and the number of months remaining under his or her contract), at an exercise price of $1.25 per share, and (b) for each dollar of salary reduction for the fifteen-month period commencing January 1, 1993 through March 31, 1994, determined based on the same formula and at the same exercise price used in the granting of warrants upon surrender of the employment agreements. (See "Employment Agreements" below.)
<F3>
     At December 31, 1994, the Company's Common Stock price was lower than the option exercise price.

    These options were all awarded under the Company's Stock
Option Plans described above.

Section 401(k) Plan

     In 1989, the Company adopted an employee benefit plan under
Section 401(k) of the Internal Revenue Code for the benefit of employees meeting certain eligibility requirements. Employees can contribute up to 10 percent of their compensation (as defined) to the plan on a pre-tax basis, and the Company matches up to 75 percent of deferred contributions allocable to each participant subject to certain limitations. The Company intends to make contributions aggregating approximately $150,000 for years 1992, 1993 and 1994. The Company made no matching contributions in 1992, 1993 or 1994. Administrative costs of the plan have been paid by the Company. The Company has obtained a favorable determination from the Internal Revenue Service regarding the tax favored status of the 401(k) plan. For the year ended December 31, 1994, Mr. Miller contributed $9,240 to his account and Messrs. Chandler and Melman each contributed to their account $7,500. Mr. Fetters and Ms. Shanks did not participate in the 401(k) plan in 1994.

Management Incentive Plan

     In 1989, the Company adopted the Management Incentive Plan that provides for annual incentive compensation awards to all eligible management employees based upon the successful accomplishment of performance objectives as determined by the Board of Directors at the beginning of each year. No bonuses were awarded under this plan in 1992, 1993 or 1994 and the Plan was formally canceled upon recommendation of the Compensation Committee effective March 30, 1994.

Compensation of Directors and Other Arrangements

     The Company reimburses its directors for their travel and lodging expenses incurred in attending meetings of the Board of Directors. Effective January 1, 1990, directors (other than Messrs. Hummel and Palliser and those directors who are officers of the Company) were paid an annual retainer of $18,000 plus a fee of $1,000 for each Board meeting attended. In addition, such directors were paid a fee of $1,000 for each committee meeting attended.

     In April 1994, the Company entered into separate consulting agreements with two directors of the Company, upon their becoming directors. Each of the agreements is terminable by each of the parties thereto upon written notice and provides that the individuals will render consulting services to the Company in their respective areas of expertise. Pursuant to the terms of the agreements, each of the directors will be entitled to receive compensation at the rate of $50,000 per annum, which includes the compensation they would otherwise be entitled to receive as directors and for attending meetings of the Board. In addition, pursuant to the terms of the LTSIP, each were granted stock options for 100,000 shares of Common Stock exercisable at $1.25 per share.

     During 1994 all regular employees were provided health insurance, a portion of the premium for which is paid by the Company, and life and disability insurance based upon a factor of the employee's base salary.

Employment Agreements

     Effective April 1, 1994, Messrs. M.W. Miller, Jr., J.T. Chandler, D.A. Melman, D.M. Dobbs, R.T. Fetters, Jr., R.C. Cline, P.L. Dragon, and Ms. P.G. Shanks, in their capacities as executive and administrative officers of the Company and its various subsidiaries agreed to surrender their employment agreements in consideration of the issuance of five year warrants to purchase Common Stock at an exercise price of $1.25 per share, subject to customary anti-dilution adjustments. The number of warrants issued to such individuals was determined based upon a formula whereby each of the individuals was offered a warrant to purchase, based upon the length of time of employment with the Company, a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his or her agreement (based upon the product of his or her highest monthly base salary and the number of months remaining under his or her agreement). Accordingly, Mr. Miller received warrants to purchase 1,875,000 shares; Mr. Chandler, 1,025,000 shares; Mr. Melman, 1,025,000 shares; Mr. Fetters, 875,000 shares; Mr. Dobbs, 575,000 shares; Mr. Dragon, 315,000 shares; Mr. Cline, 250,000 shares; and Ms. Shanks, 500,000 shares.

     Mr. Roy F.C. Chase, General Manager of XCL-China retained his employment agreement which extends for an initial period of 24 months expiring on May 1, 1995.

Report on Repricing of Options/SARs

     During the fiscal year ended December 31, 1994, there were no repricings of stock options awarded to any of the named executive officers.

Compensation Committee Interlocks and Insider Participation

     From September 23, 1993, through July 1, 1994, the following nonexecutive directors of the Company, served as members of the Compensation Committee of the Board of Directors: Messrs. F. Hofheinz (Chairman), R.W. Brittain and A.D. Steel. Effective July 1, 1994, Messrs. Brittain and Steel resigned as directors of the Company and members of its Compensation Committee. On that same date, Messrs. M. Palliser (Chairman), A.W. Hummel, Jr., F. Hofheinz and F.J. Reinhardt, Jr. were elected as members of the Compensation Committee. None of the members of the Compensation Committee were formerly, nor are any members currently, officers or employees of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors ("Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and certain other managers and administers the Stock Option Plans and Long Term Stock Incentive Plan. The Committee currently consists of four independent, non-employee directors Messrs. M. Palliser, who serves as Chairman, Fred Hofheinz, Arthur W. Hummel, Jr. and Francis J. Reinhardt, Jr..

Compensation Policies and Philosophy

     The Committee has determined that the compensation program of the Company should not only be adequate to attract, motivate and retain executives, key employees and other individuals who the Company believes may make significant contribution to the Company's results, but should also be linked to the value delivered to shareholders as reflected in the price of the Company's Common Stock.

     The Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similarly situated companies while, within the Company, being fair and discriminating on the basis of personal performance. In general, in establishing total cash compensation for its executives, the Committee has taken into account the median cash compensation of executives employed by competitors including some of the companies reflected in the peer group identified in the Performance Graph found on page 79, which the Committee believes represent the Company's most direct competition for executive talent. The Committee receives recommendations from management as to executive compensation and, in light of the Company's performance and the economic conditions facing the Company, determines appropriate compensation levels for recommendation to the Board of Directors. The Committee does not assign relative weights to individual factors and criteria used in determining executive compensation and does not use quantifiable targets in determining compensation. For 1994, the Company did not retain the services of a compensation consulting firm.

     In order to cause an overall reduction to general and administrative expenses of the Company in fiscal 1992, the Committee, upon consultation with executive management, requested that salaries of essentially all officers and employees be reduced as of January 1, 1992. As described in a Proxy Statement dated August 20, 1993, the Committee, to compensate such individuals for the salary reductions (amounting to $350,000 in total for 1992), awarded effective January 1, 1992, to all individuals participating in the salary reduction program a stock option exercisable from January 1, 1993 to December 31, 1994, to purchase at $1.50 per share, two shares of Common Stock for each dollar of salary reduction for that year. During 1994, the Committee extended the expiration of these options by two years to December 31, 1996. The reduced salary levels were continued in 1993 and, effective October 1, 1993, members of senior management and certain other employees took further salary reductions in order to again reduce general and administrative expenses. To compensate for such continued, and for those certain individuals, further reductions, on March 30, 1994, the Committee granted to employees without employment agreements who participated in the salary reduction programs, a five-year stock option to purchase at $1.25 per share, two shares of Common Stock for each dollar of salary reduction for the fifteen month period commencing January 1, 1993 and terminating March 31, 1999 (total stock options were issued to acquire 229,183 shares). For those officers and employees to which the Company was obligated under employment agreements, the Committee authorized the issuance of a five-year warrant to purchase at $1.25 per share two shares of Common Stock for each dollar of salary reduction for the fifteen month period commencing January 1, 1993 and terminating March 31, 1999 (total stock purchase warrants were issued to acquire 878,900 shares). One employee, upon becoming an officer, received a minimal increase in cash salary during 1993.

     As previously discussed in the section entitled "Employment Agreements," the Committee, at the meeting held on March 30, 1994, after consultation with executive management of the Company, adopted a plan offering each officer holding an employment agreement the option of surrendering such agreement and relieving the Company of all obligations thereunder in return for the grant of a five-year stock purchase warrant pursuant to which such employee would be granted the right to acquire, based upon the term of employment with the Company, at $1.25 per share, a maximum of two shares of Common Stock for each dollar of "contract value." "Contract value" is defined as the contractual monthly base salary (at the highest level prior to the above-referenced salary reductions) multiplied by the number of months remaining on such employment agreement after April 1, 1994. Effective April 1, 1994, Messrs. Miller, Chandler, Melman, Dobbs, Fetters, Cline, Dragon and Ms. Shanks surrendered their employment agreements in consideration for such warrants. The Committee determined that it was in the best interests of the Company to seek cancellation of the employment agreements in order to remove a total future contractual financial burden of approximately $3.4 million from the Company, and to provide the Company with greater flexibility in personnel matters.

     Awards of stock options are intended both to retain executives, key employees and other individuals who the Company believes may make significant contributions to the Company's results and to motivate them to improve long-term stock market performance. Options are granted at or above the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of ten years and vest one-third six months after grant, one-third one year after grant and the remaining one-third two years after grant.

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly-held corporation for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and subject to certain transition provisions. Gains on the exercise of non-qualified stock options granted through December 31, 1994, will be tax deductible under the transition rules. Restricted stock awards by definition granted after February 17, 1993, are not deductible. At present the Committee does not intend to recommend amendment to the Stock Option Plans to meet the restrictive requirements of the Code.

     The Committee believes that annual incentive awards should be commensurate with performance. It further believes that in order to meet this objective it needs to have the ability to exercise its judgment or discretion to evaluate performance against qualitative criteria. It is the Committee's opinion that the benefits to the Company of the use of a qualitative approach to the compensation of senior executives such as the Chairman outweigh the non-material loss of a portion of the deductions associated with that compensation.

     On March 14, 1995, the Committee reviewed the Company's 1994 financial goals (consisting of completing the registered Common Stock offering, refinancing its bank debt, reducing total indebtedness by more than $15 million and simplifying the equity profile of the Company by eliminating two classes of preferred stock) and 1994 non-financial goals (consisting of development of the Zhao Dong Block by drilling two successful wells and positioning the Company to expand its participation in the Chinese energy industry resulting in the January 1995 agreement in principle to participate in a lubricating oil plant joint venture) and determined that the Company had met each objective in all significant respects.

Company Performance and Chief Executive Officer Compensation

     The Committee, in connection with determining the appropriate compensation for Marsden W. Miller, Jr. as Chief Executive Officer ("CEO"), took into account the financial condition of the Company, including its liquidity requirements, and the Company's performance in 1994 in meeting its financial and non-financial goals. It determined that the CEO had been instrumental in causing the Company to meet the goals established early in 1994. Taking into consideration the current cash position and near-term requirements, the Committee determined that cash was unavailable for either salary increase or bonus. Therefore, the Committee authorized a two-year extension of the Chairman's stock options scheduled to expire in July 1997 with the exercise price increased from $1.07 to $1.25 for the extension period.


Compensation of Other Executive Officers

     The Committee, in consultation with the CEO, applied the information and other factors outlined above in reviewing and approving the compensation of the Company's other executive officers.

March 14, 1995                         COMPENSATION COMMITTEE

                                   Michael Palliser, Chairman
                                   Arthur W. Hummel
                                   Fred Hofheinz
                                   Francis J. Reinhardt, Jr.

Shareholder Return Performance Presentation

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return of the NASDAQ Composite Index (for the year 1990) and the AMEX Market Value Index for the years 1991 through 1994, with a peer group selected by the Company for the past five fiscal years. The peer group consists of the same independent oil and gas exploration and production companies used in last year's comparison, with the exception of Alta Energy Corporation which was acquired by Devon Energy Corporation and Geodyne Resources, Inc. which was merged with Samson Investment Company, namely: American Exploration Company; Bellwether Exploration Company; Brock Exploration Corporation; Tom Brown, Inc.; Caspen Oil, Inc.; Cobb Resources Corporation; Coda Energy, Inc.; Comstock Resources, Inc.; Crystal Oil Company; DeKalb Energy Company; Edisto Resources Company; Energen Corporation; First Mississippi Corporation; Forest Oil Corporation; Global Natural Resources, Inc.; Hallador Pete Company; Hondo Oil & Gas Company; Kelley Oil & Gas Partners; Magellan Petroleum Corporation; Maynard Oil Company; McFarland Energy, Inc.; MSR Exploration Limited; Numac Energy, Inc.; Pacific Enterprises; Patrick Petroleum Company; Penn Virginia Corporation; Plains Resources, Inc.; Presidio Oil; Wainoco Oil Corporation; Wichita River Oil; Wiser Oil Company; and Wolverine Exploration Company. The relevant information with respect to the peer group was furnished by Standard & Poors Compustat Service. The graph assumes that the value of the investment in the Company's Common Stock and the peer group stocks were $100 on January 1, 1990 and that all dividends were reinvested.

             1990 Return  1991 Return  1992 Return  1993 Return  1994 Return
             -----------  -----------  -----------  -----------  -----------
XCL             39.39        13.64        27.27        13.64        19.70
Peer Group      76.60        60.77        48.85        59.53        59.34
NASDAQ/AMEX     82.20       105.38       106.50       127.29       115.75


Certain Relationships and Related Transactions

     Guinness Mahon Energy Services Limited ("GMES"), of which Mr. R.W. Brittain, a former director of the Company, is Managing Director was paid $16,042 in 1994 for financial consulting services provided to the Company. An affiliate of GMES, Guinness Mahon & Co. Limited ("GM&Co"), acted as an escrow agent in the Company's registered public offering completed in January 1994 and received $13,475 in payment therefor. GM&Co. owns $2.25 million in principal amount of the Company's Secured Subordinated Notes due April 5, 2000 and in 1994 received 292,335 shares of Common Stock in respect of interest due thereon. In respect of the Net Revenue Interest acquired as a result of the Subordinated Debt GM&Co. was paid $733. Another affiliate of GMES, Henderson Crosthwaite Institutional Brokers Limited ("HCIB") has, from time to time, acted on behalf of the Company as a placing agent for sales of the Company's securities in the United Kingdom and provided financial consulting services for the Company. HCIB earned fees totaling $1,169,925 in such capacities. Also in 1994, HCIB was issued 417,566 shares of Common Stock in lieu of a cash payment for fees and expenses for services rendered and to be rendered in connection with an introduction to the Hong Kong Stock Exchange and other corporate advisory services related to the Company's activities in the Far East. All such arrangements during Mr. Brittain's tenure were approved by the Board of Directors of the Company with Mr. Brittain abstaining.

     Mr. Francis J. Reinhardt, Jr., a director of the Company, is a holder of net profits interests on certain properties of the Company received in connection with his purchase of one Lease Note Unit. During 1994 Mr. Reinhardt received cash payments totaling $690 as a consequence of such net profit interests. Mr. Reinhardt further received 77,231 shares of Common Stock for the principal and accrued interest ($91,712) upon tender of his Lease Note to the Company.

     During October 1992, the Company executed an assignment agreement with Independent Investment Company Plc, an affiliate of Ivory & Sime PLC, an investment management firm in which Mr. Andrew D. Steel, a former director of the Company, is employed. The agreement covers a 72,000-acre ranch in south Texas whereby the Company obtained certain property rights and other interests, the consideration for the acquisition to be satisfied by issuance of shares of Common Stock so as to fulfill a dollar denominated obligation of $3.7 million. Mr. Steel disclaims any beneficial interest in Independent Investment Company Plc. In connection with an extension of terms for repayment in April 1994, the Company granted to Ivory & Sime Enterprise Capital PLC, an affiliate of the above-mentioned entities, a two-year warrant to acquire 375,000 shares of Common Stock. During October 1994, the Company issued 2.75 million shares of Common Stock in satisfaction of this obligation.

     During 1994, the Company was sued in an action entitled Kathy M. McIlhenny vs. The Exploration Company of Louisiana, Inc. (15th Judicial District Court, Parish of Lafayette, Louisiana, Docket No. 941845). Kathy McIlhenny, wife of an officer and director of the Company, has asserted a claim in the aggregate amount of approximately $.5 million in respect of compensation for certain services alleged to have been performed on behalf of the Company and under an alleged verbal employment agreement and, by amendment, asserted a claim for payments arising from purported rights to mineral interests. The Company believes that such claim is without merit and rejects the existence of any such alleged agreement.

     As a matter of policy the Company approves all transactions involving insiders through the majority vote of disinterested directors.


                PROPOSAL 2 - APPROVAL OF
           AMENDMENT TO ARTICLE FOURTH OF THE
             CERTIFICATE OF INCORPORATION TO
                 INCREASE THE NUMBER OF
             AUTHORIZED SHARES OF THE COMPANY

     On March 14, 1995, the Company's Board of Directors unanimously adopted a resolution recommending that the Company's shareholders adopt an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 325,000,000 shares to 350,000,000 shares, par value $.01 per share.

     The proposed amendment will be submitted to the shareholders for approval at the Meeting in substantially the following form:

          "That Article FOURTH of the Certificate of
     Incorporation of the Corporation be and the same hereby is amended to provide that the total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be 1,200,000 shares of Preferred Stock, par value $1.00 per share, and 350,000,000 shares of Common Stock, par value of $0.01 per share, and that the Board if Directors be and hereby is authorized to issue all or any part of the unissued shares of Preferred Stock and Common Stock thus authorized without further action by the stockholders, unless such action is required by law or by the rules of any stock exchange on which the Corporation's securities are then listed."

     As of March 30, 1995, there were reserved an aggregate of
(i) 12,465,173 shares of Common Stock subject to outstanding options; (ii) 12,584,124 shares issuable upon conversion of the Company's outstanding Series A Preferred Stock; (iii) 23,075,979 shares issuable upon exercise of the Company's outstanding warrants; (iv) 5,300,000 shares issuable upon redemption of the Company's outstanding Series B Preferred Stock; and (v) 6,598,582 shares issuable in connection with contractual obligations.

     The proposed amendment would not change the number of authorized shares of Preferred Stock of the Company, which would remain at 1,200,000 shares, nor affect the right of the Board of Directors to issue Preferred Stock in one or more series having such designations, preferences, and relative rights, qualifications and limitations as it may fix by resolution at the time of issuance. The shareholders have previously authorized the Board to issue all of the presently authorized but unissued shares of Common Stock and Preferred Stock of the Corporation, and it is proposed that such authorization be extended to include the additional shares of Common Stock proposed to be authorized.

     The Board of Directors believes that it would be desirable to have additional shares of Common Stock that would be authorized by the proposed amendment available for issuance in connection with the payment of dividends on the Series B Preferred Stock and interest due under the Company's Secured Subordinated Notes in kind with shares of Common Stock, possible future stock dividends or splits, financing transactions, acquisitions of other companies or business properties, employee benefit plans and other proper corporate purposes. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the expense or delay of a special meeting of the shareholders. Such delay might deprive the Company of the flexibility the Board views as important in effectively using the Company's shares. These additional shares of Common Stock will be available without further action by the shareholders, unless such action is required by applicable law or the rules of the American Stock Exchange or The International Stock Exchange of the United Kingdom and the Republic of Ireland Ltd. (the "London Stock Exchange"). Such rules require stockholder approval as a prerequisite to the listing of shares in several instances, including for certain stock option plans, and under the rules of the American Stock Exchange, for acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding of 20 percent or more.

     The Board currently has no agreements or arrangements for the future issuance of additional shares of Common Stock, other than the issuance of shares pursuant to the exercise of employee stock options or other stock-related employee benefit plans, upon the conversion or exercise of outstanding convertible and redeemable securities, options and warrants or in connection with certain contractual obligations.

     The additional shares of Common Stock for which authorization is sought would become part of the existing class of Common Stock and, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The holders of Common Stock do not have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized. If the proposed amendment is adopted by the shareholders, each certificate representing shares of Common Stock, par value $.01 per share, issued and outstanding or held in the treasury of the Company will represent the same number of shares of Common Stock having a par value of $0.01 per share. Certificates representing outstanding shares of Common Stock should be retained by the holder and should not be forwarded to the Company or its transfer agent.

     The increase in the number of authorized shares of Common Stock is not designed to deter or prevent a change in control of the Company. However, under certain circumstances the issuance of additional shares of Common Stock could be used to make a change in control more difficult if the Board caused such shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. In addition, the availability of the additional shares might theoretically discourage an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity. Pursuant to the rules of the London Stock Exchange, no issue of shares of Common Stock will be made which would effectively alter the control of the Company without prior approval of the shareholders in general meeting.

     Wholly apart from this proposed amendment, the Board could issue a series of Preferred Stock with rights and preferences that might similarly impede or discourage proposed mergers, tender offers, or attempts to gain control of the Company. In addition, the Certificate of Incorporation contains a so-called "fair price" provision and provides for a classified Board each of which could be viewed as discouraging some attempts to obtain control of the Company. Under the "fair price" provision, an affirmative vote of 67 percent or more of the Company's voting stock is required for business combinations between the Company and an "interested stockholder" unless the business combination is approved by the Board of Directors or a minimum price is received by all stockholders and certain other conditions are met.

     The Board has no present intention of issuing additional shares of Common or Preferred Stock for any of the purposes described in the two immediately preceding paragraphs.

     The Board of Directors recommends that shareholders vote FOR Proposal 2. The affirmative vote of the holders of a majority of the shares of Common and Series B Preferred Stock outstanding and entitled to vote at the Meeting, voting together as a single class, is required to approve this proposal. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against Proposal 2. Unless otherwise instructed proxies will be voted "FOR" approval of the proposal.


                       INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, appointed the firm of Coopers & Lybrand L.L.P. to serve as independent accountants of the Company for the fiscal year ending December 31, 1995. Coopers & Lybrand has served as independent accountants of the Company since its inception and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

     One or more representatives of Coopers & Lybrand will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                    SHAREHOLDERS' PROPOSALS FOR
               1994 ANNUAL MEETING OF SHAREHOLDERS

     Pursuant to Rule 14a-8(a)(3)(i) promulgated by the U.S. Securities and Exchange Commission, proposals of shareholders intended to be presented at the 1996 annual meeting of shareholders must be received by the Company a reasonable time prior to the solicitation of proxies for such meeting to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting. Assuming the 1996 annual meeting of shareholders is held on May 21, 1996, as provided in the Bylaws, proposals of shareholders intended to be presented at that meeting should be received by the Company prior to January 14, 1996.

                          OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters to come before the Meeting, other than those set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies as in their discretion they may deem advisable.

                           ANNUAL REPORT

     The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994, is being mailed to shareholders on or about May 15, 1995. The Annual Report does not form any part of the material for solicitation of proxies.

                       ADDITIONAL INFORMATION

     The form of proxy and Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority. In accordance with the rules of the London Stock Exchange, copies of all directors' service agreements are available for inspection at the offices of Barclays Registrars Limited, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England, during normal business hours on weekdays (except Saturdays, Sundays and public holidays) from the date hereof until the date of the Meeting and at the place of the Meeting from 9:00 AM until conclusion of the Meeting. Copies will also be available for inspection at the Company's offices at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508, at such times during such period.

                              Yours sincerely,



                              MARSDEN W. MILLER, JR.
                              Chairman and Chief Executive
Officer
May __, 1995

                            XCL LTD.
                   (a Delaware corporation)

                      COMMON STOCK PROXY
            FOR THE ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD JUNE 14, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John T. Chandler and David
A. Melman, and either of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Common Stock of XCL Ltd. (the "Company") held of record by the undersigned on April 28, 1995 at the Annual Meeting of Shareholders to be held in the Stuyvesant Room of the New York Marriott East-Side Hotel, located at 525 Lexington Avenue, New York, New York on Wednesday, June 14, 1995 at 10:00 AM, Eastern Daylight Savings Time, and at any adjournments thereof, on the matters set forth on the reverse side.

            THE MATTERS TO BE VOTED UPON, THE INSTRUCTIONS AND
                    A SPACE FOR YOUR VOTE AND SIGNATURE
                     ARE SET FORTH ON THE REVERSE SIDE.
                   PLEASE VOTE, SIGN AND RETURN PROMPTLY.

If this proxy is properly executed, the shares of Common Stock represented thereby will be voted for items 1 and 2 in accordance with the instructions on this proxy. If no instructions are given, such shares will be voted FOR the election of all nominees for director, FOR approval of the amendment to the Company's Certificate of Incorporation and in the discretion of the proxies upon any other matter which may properly come before the meeting.

Proposal 1.     The election of three (3) directors to be
                designated as Class II directors to serve a three year term until the 1998 Annual Meeting of Shareholders, to wit: Sir Marsden W. Miller, Jr., Edmund McIlhenny, Jr.
                and Francis J. Reinhardt, Jr.

                [     ]     FOR ALL NOMINEES

                [     ]     WITHHOLD FOR ALL NOMINEES

                TO WITHHOLD VOTE on any nominee write the nominee's name in the space below

                -----------------------------------------------------

Proposal 2.     The approval of the amendment to Article FOURTH
                of the Company's Certificate of Incorporation to increase the number of authorized shares of Common
                Stock.

                [   ]  FOR        [   ]  AGAINST     [   ]  ABSTAIN

Proposal 3.     In their discretion, to vote upon such other
                business as may properly come before the meeting.

Receipt is acknowledged of the Proxy Statement dated May __, 1995.

THIS PROXY MUST BE SIGNED AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such.
If the signer is a corporation, please sign full corporate name by a duly authorized officer.

                              ___________________________________
                              DATE
                              ___________________________________
                              SIGNATURE
                              ___________________________________
                              SIGNATURE

I  plan to attend the Annual Meeting of Shareholders:
       Yes [  ]       No [  ]

                              XCL LTD.
                      (a Delaware corporation)

                       PREFERRED STOCK PROXY
              FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 14, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John T. Chandler and David
A. Melman, and either of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Series B, Cumulative Preferred Stock of XCL Ltd. (the "Company") held of record by the undersigned on April 28, 1995 at the Annual Meeting of Shareholders to be held in the Stuyvesant Room of the New York Marriott East-Side Hotel, located at 525 Lexington Avenue, New York, New York on Wednesday, June 14, 1995 at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournments thereof, on the matters set forth on the reverse side.

            THE MATTERS TO BE VOTED UPON, THE INSTRUCTIONS AND
                   A SPACE FOR YOUR VOTE AND SIGNATURE
                    ARE SET FORTH ON THE REVERSE SIDE.
                  PLEASE VOTE, SIGN AND RETURN PROMPTLY.

If this proxy is properly executed, the shares of Series B, Cumulative Preferred Stock represented thereby will be voted for items 1 and 2 in accordance with the instructions on this proxy. If no instructions are given, such shares will be voted FOR the election of all nominees for director, FOR approval of the amendment to the Company's Certificate of Incorporation and in the discretion of the proxies upon any other matter which may properly come before the meeting.

Proposal 1.     The election of three (3) directors to be
                designated as Class I directors to serve a three year term until the 1998 Annual Meeting of Shareholders, to wit: Sir Marsden W. Miller, Jr., Edmund McIlhenny, Jr.
                and Francis J. Reinhardt, Jr.

                [     ]     FOR ALL NOMINEES

                [     ]     WITHHOLD FOR ALL NOMINEES

                TO WITHHOLD VOTE on any nominee write the nominee's name in the space below

                ______________________________________________________

Proposal 2.     The approval of the amendment to Article FOURTH
                of the Company's Certificate of Incorporation to increase the number of authorized shares of Common
                Stock.

                [   ]  FOR          [   ]  AGAINST     [   ]  ABSTAIN

Proposal 3.     In their discretion, to vote upon such other
                business as may properly come before the meeting.

Receipt is acknowledged of the Proxy Statement dated May __, 1995.

THIS PROXY MUST BE SIGNED AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such.
If the signer is a corporation, please sign full corporate name by a duly authorized officer.


                              ___________________________________
                              DATE

                              ___________________________________
                              SIGNATURE

                              ___________________________________
                              SIGNATURE


I plan to attend the Annual Meeting of Shareholders:
       Yes [   ]       No [   ]